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                                                                    EXHIBIT 99.1

                              CAUTIONARY STATEMENTS

Certain statements in this Form 10-K constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Brightpoint, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risk factors include, without limitation, uncertainties relating to customer plans and commitments, including, without limitation, (i) dependence upon principal suppliers and availability and price of wireless products; (ii) loss of significant customers or a reduction in prices we charge these customers; (iii) reliance on third party to manage significant operations in our Asia-Pacific division; (iv) lack of demand for our products and services in certain markets and our inability to maintain margins;
(v) our ability to absorb, through revenue growth, the increasing operating costs that we have incurred and continue to incur in connection with our activities; (vi) uncertainty whether wireless equipment manufacturers and network operators will continue to outsource aspects of their business to us;
(vii) possible adverse effect on demand for our products resulting from consolidation of wireless network operator customers; (viii) economic conditions in our markets; (ix)ability to respond to rapid technological changes in the wireless communications and data industry; (x) possible difficulties collecting our accounts receivable; (xi) access to or the cost of increasing amounts of capital, trade credit or other financing; (xii) risks of foreign operations, including currency, trade restrictions and political risks in our foreign markets; (xiii) effect of hostilities or terrorist attacks on our operations;
(xiv) reliance on sophisticated information systems technologies; (xv) ability to meet intense industry competition; (xvi) ability to manage and sustain future growth at our historical or industry rates; (xvii) success of relationships with wireless equipment manufacturers, network operators and other participants in the global wireless industry; (xviii) our recent history of losses; (xix) seasonality; (xx) ability to attract and retain qualified management and other personnel; (xxii) cost of complying with labor agreements; (xxii) ability to protect our proprietary information; (xxiii) high rate of personnel turnover;
(xxiv) our significant payment obligations under certain lease and other contractual arrangements; (xxv) possible adverse effects of future medical claims regarding the use of wireless handsets; (xxvi) uncertainties regarding the outcome of pending litigation; (xxvii) ability to maintain adequate business insurance at reasonable cost and (xxviii) existence of anti-takeover measures. Because of the aforementioned uncertainties affecting our future operating results, past performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date these statements were made. The words "believe," "expect," "anticipate," "intend," and "plan" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which speak only as of the date that such statement was made. We undertake no obligation to update any forward-looking statement.